 DAVIDSON & COMPANY      Chartered Accountants          A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-FR of Strathmore Minerals Corp. of our report dated April 28, 2004 (except for Note 6 which is as of May 21, 2004) appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

“DAVIDSON & COMPANY”

Vancouver, Canada	Chartered Accountants

November 26, 2004

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172